Exhibit 99.1

Shell Midstream Partners, L.P. Finalizes Amendment for 2019 Incentive Distribution Rights Growth Waiver

HOUSTON, December 21, 2018 – Shell Midstream Partners, L.P. (NYSE: SHLX) (the “Partnership”), a growth-oriented midstream master limited partnership formed by Royal Dutch Shell plc (“RDS”), announced that it and its general partner, Shell Midstream Partners GP LLC, have amended the Partnership’s partnership agreement for the 2019 Incentive Distribution Rights (IDR’s) Growth Waiver.

As announced on November 2, 2018, the Partnership’s sponsor, RDS, has elected to waive $50 million of distributions in 2019 and these funds are expected to be used by the Partnership for future investment. Under the terms of the amendment, the incentive distribution rights shall be reduced by (1) $17 million for the quarter ending March 31, 2019, (2) $17 million for the quarter ending June 30, 2019 and (3) $16 million for the quarter ending September 30, 2019.

“We believe this waiver is evidence of strong sponsor support and further demonstrates RDS’ commitment to grow its midstream footprint through Shell Midstream Partners,” said Kevin Nichols, CEO and President of Shell Midstream Partners GP LLC.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.

Shell Midstream Partners, L.P., headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell plc to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners, L.P.’s assets include interests in entities that own crude oil and refined products pipelines and terminals that serve as key infrastructure to (i) transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and (ii) deliver refined products from those markets to major demand centers. Our assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.

For more information on Shell Midstream Partners and the assets owned by the Partnership, please visit www.shellmidstreampartners.com.

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements.” All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, future investment, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, December 21, 2018, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by the information in our other filings with the U.S. Securities and Exchange Commission. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

December 21, 2018

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